EMPLOYMENT, NON-DISCLOSURE, NON-COMPETE AGREEMENT

I, Dorothy Scaringe, have received an Offer of Employment (the “Offer”) from Dinoco Oil, Inc. ("Dinoco") as CEO, CFO, & President. As a condition of my employment with Dinoco, and in consideration of my further employment with Dinoco and my receipt of the compensation now and hereafter paid to me by Dinoco, I agree to the following terms and conditions of this Employment Agreement (the "Agreement"):

1. At-will employment. I understand and acknowledge that my employment with Dinoco is for an unspecified duration and constitutes "at-will" employment. I also understand that any representation to the contrary is unauthorized and not valid unless obtained in writing and signed by an authorized representative of Dinoco. I acknowledge that this employment relationship may be terminated at any time, with or without good cause or for any or no cause, at the option either of Dinoco or myself, with or without notice.

2. Confidential Information.

(a) Dinoco Information.

(i) I agree at all times during the term of my employment and for twelve (12) months thereafter, to hold in strictest confidence, and not to use, except for the exclusive benefit of Dinoco, or to disclose to any person, firm or corporation for any reason or purpose whatsoever without prior written authorization of Dinoco, any Confidential Information of Dinoco.

(b) Former Employer Information. I agree that I will not, during my employment with Dinoco, improperly use or disclose any proprietary information or trade secrets of any former employer or other person or entity and that I will not bring onto the premises of Dinoco any unpublished document or proprietary information belonging to any such employer, person or entity unless consented to in writing by such employer, person or entity.

(c) Third Party Information. I recognize that Dinoco has received and in the future will receive from third parties their confidential or proprietary information subject to a duty on Dinoco’s part to maintain the confidentiality of such information and to use it only for certain limited purposes. I agree to hold all such confidential or proprietary information in the strictest confidence and not to disclose it to any person, firm or corporation or to use it except as necessary in carrying out my work for Dinoco consistent with Dinoco’s agreement with such third party.

3. Compensation. I understand that, initially, my compensation while being employed with the Company will be $0 per year. At signing, I will receive five-hundred thousand (500,000) class B shares of Dinoco Oil’s stock.

4. Notification of New Employer. In the event that I leave the employ of Dinoco, I hereby grant consent to notification by Dinoco to my new employer about my rights and obligations under this Agreement.

5. Interference. I agree that during the course of my employment and for a period of eighteen (18) months immediately following the termination of my relationship with Dinoco for any reason, whether with or without good cause or for any or no cause, at the option either of Dinoco or myself, with or without notice, I will not, either directly or indirectly, interfere with Dinoco’s opportunities, contracts, investors, and relationships, or with prospective contracts, investors, and relationships.

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6. Covenant Not to Compete.

(a) I agree that during the course of my employment and for a period of six (6) months immediately following the termination of my relationship with Dinoco for any reason, whether with or without good cause or for any or no cause, at the option either of Dinoco or myself, with or without notice, I will not, without the prior written consent of Dinoco, (i) serve as a partner, employee, consultant, officer, director, manager, agent, associate, investor, or otherwise for, (ii) directly or indirectly, own, purchase, organize or take preparatory steps for the organization of, or (iii) build, design, finance, acquire, lease, operate, manage, invest in, work or consult for or otherwise affiliate myself with, any business in competition with or otherwise similar to Dinoco’s business. The foregoing covenant shall cover my activities in every part of the Territory in which I may conduct business during the term of such covenant as set forth above. "Territory" shall mean (i) all counties in the State of Texas and (ii) all other states of the United States of America provided that, Dinoco derives at least five percent (5%) of its gross revenues from such geographic area prior to the date of the termination of my relationship with DINOCO. This covenant does not apply to mineral properties I own, acquire, and develop privately, and solely for my own benefit.

(b) I acknowledge that I will derive significant value from the Company to provide me with Confidential Information to enable me to optimize the performance of my duties to Dinoco. I further acknowledge that my fulfillment of the obligations contained in this Agreement, including, but not limited to, my obligation neither to disclose nor to use the Confidential Information other than for Dinoco’s exclusive benefit and my obligation not to interfere and not to compete as set forth above, is necessary to protect the Confidential Information and, consequently, to preserve the value and goodwill of Dinoco. I acknowledge the time, geographic and scope limitations of my obligations under subsection (a) above are reasonable, especially in light of Dinoco’s desire to protect the Confidential Information, and that I will not be precluded from gainful employment if I am obligated not to compete with Dinoco during the period and within the Territory as described above. I further agree not to challenge the enforceability, scope or reasonableness of the covenants in this Section.

(c) The covenants contained in subsection (a) above shall be construed as a series of separate covenants, one for each city, county and state of any geographic area in the Territory. Except for geographic coverage, each such separate covenant shall be deemed identical in terms to the covenant contained in subsection (a) above. If, in any judicial proceeding, a court refuses to enforce any of such separate covenants (or any part thereof), then such unenforceable covenant (or such part) shall be eliminated from this Agreement to the extent necessary to permit the remaining separate covenants (or portions thereof) to be enforced. In the event the provisions of subsection (a) above are deemed to exceed the time, geographic or scope limitations permitted by applicable law, then such provisions shall be reformed to the maximum time, geographic or scope limitations, as the case may be, then permitted by such law.

7. Solicitation of Employees, Associates or Consultants. I agree that for a period of twelve (12) months immediately following the termination of my full time relationship with Dinoco for any reason, whether with or without good cause or for any or no cause, at the option either of Dinoco or myself, with or without notice, I will not hire any employees, associates or consultants of Dinoco and will not, either directly or indirectly, solicit, induce, recruit or encourage any employees, associates or consultants of Dinoco to leave Dinoco, or take away such employees or consultants, or attempt to solicit, induce, recruit, encourage or take away such employees or consultants, either for myself or for any other person or entity. Accounting firms and law firms are not considered associates or consultants to Dinoco. I further agree that for a period of twelve (12) months immediately following the termination of my relationship with Dinoco for any reason, whether with or without good cause or for any or no cause, at the option of Dinoco or myself, with or without notice, I will not work full time, part time, or on a consultant basis with or for any employees, associates or consultants who worked at Dinoco during the time of my employment, unless the Board waives this clause.

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8. Return of Dinoco Property. All records, designs, patents, business plans, financial statements, manuals, memoranda, lists, data and data compilations and other property delivered to or compiled by me by or on behalf of Dinoco, or their representatives, vendors or customers which pertain to the business of Dinoco, shall be and remain the property of Dinoco, as the case may be, and be subject at all times to Dinoco’s discretion and control. Likewise, all correspondence, reports, records, documents, charts, advertising materials and other similar data pertaining to the business, activities or future plans of Dinoco, which is collected or held by me in whatever format whether documentary or on hard drives, or computer disks, zip device, etc. shall be delivered promptly to Dinoco, without request by Dinoco, upon termination of my employment, regardless of whether such termination was voluntarily or involuntarily, or for any reason, whether with or without good cause or for any or no cause.

9. Representations. I agree to execute now or in the future any proper oath or verify any proper document required to carry out the terms of this Agreement. I represent that my performance of all the terms of this Agreement will not breach any agreement to keep in confidence proprietary information acquired by me in confidence or in trust prior to my employment by Dinoco. I have not entered into, and I agree I will not enter into, any oral or written agreement in conflict herewith.

10. General Provisions.

(a) Governing Law; Consent to Personal Jurisdiction. This agreement will be governed by the laws of the state of Delaware without regard for conflicts of laws principles. I hereby expressly consent to the personal jurisdiction of the state and federal courts located in the state of Delaware for any lawsuit filed there against me by Dinoco concerning my employment or the termination of my employment or arising from or relating to this agreement.

(b) Entire Agreement. This Agreement sets forth the entire agreement and understanding between Dinoco and me relating to the subject matter herein and supersedes all prior discussions between us. No modification of or amendment to this Agreement, nor any waiver of any rights under this Agreement, will be effective unless in writing signed by the party to be charged. Any subsequent change or changes in my duties, salary or compensation will not affect the validity or scope of this Agreement.

(c) Severability. If one or more of the provisions in this Agreement are deemed void by law, then the remaining provisions will continue in full force and effect.

11. I acknowledge and agree to each of the following items:

(a) I am executing this Agreement voluntarily and without any duress or undue influence by Dinoco or anyone else; and (b) I have carefully read this Agreement. I have asked any questions needed for me to understand the terms, consequences and binding effect of this Agreement and fully understand them.

IN WITNESS WHEREOF, the parties have executed this Agreement on 9/5/14

DINOCO OIL, INC EMPLOYEE

By:	/s/ Patrick Maloy	By:	/s/ Dorothy Scaringe

Name:	Patrick Maloy	Name:	Dorothy Scaringe

Title:	CEO

WITNESS:

By:	/s/ Joseph Lacome

Name:	Joseph Lacome

Title:	Director

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